EXHIBIT 99.1

JOINT FILER INFORMATION

Name: BankAmerica Investment Corporation

231 So. LaSalle Street

Chicago, IL 60679

Designated Filer: Bank of America Corporation

Issuer and

Ticker Symbol: CMGI, Inc. (CMGI)

Date of Event

Requiring Statement: August 2, 2004

Signature: BANKAMERICA INVESTMENT CORPORATION

By: /s/ Julie Kunetka

Julie Kunetka

Senior Vice President - Legal

Name: Abegail L. Moore Trust dated June 5, 1996

c/o Fleet National Bank

175 Federal Street, 10th Floor

Boston, MA 02110

Designated Filer: Bank of America Corporation

Issuer and

Ticker Symbol: CMGI, Inc. (CMGI)

Date of Event

Requiring Statement: August 2, 2004

Signature: Abegail L. Moore Trust dated June 5, 1996

By: Fleet National Bank, as Trustee

By: /s/ Kevin O'Shea

Kevin O'Shea

Vice President

Name: Alexander S. Moore Trust dated June 5, 1996

c/o Fleet National Bank

175 Federal Street, 10th Floor

Boston, MA 02110

Designated Filer: Bank of America Corporation

Issuer and

Ticker Symbol: CMGI, Inc. (CMGI)

Date of Event

Requiring Statement: August 2, 2004

Signature: alexander s.. Moore Trust dated June 5, 1996

By: Fleet National Bank, as Trustee

By: /s/ Kevin O'Shea

Kevin O'Shea

Vice President

Name: Fleet National Bank

175 Federal Street, 10th Floor

Boston, MA 02110

Designated Filer: Bank of America Corporation

Issuer and

Ticker Symbol: CMGI, Inc. (CMGI)

Date of Event

Requiring Statement: August 2, 2004

Signature: fleet national bank

By: /s/ Kevin O'Shea

Kevin O'Shea

Vice President